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                                                                  Exhibit 10.24

                              EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 16th day of November, 1995, by and between Storage Equities, Inc., a California corporation (the "Company"), and B. Wayne Hughes ("Executive").

RECITALS

     A. Executive has been serving as Chief Executive Officer of the Company pursuant to an oral agreement.

     B. The Company, together with Public Storage, Inc. and Public Storage Management, Inc. ("PSMI"), are parties to an Agreement and Plan of Reorganization dated as of June 30, 1995 (the "Basic Agreement") providing for the merger of PSMI with and into the Company (the "Merger").

     C. Following the Merger, the Company desires to continue the employment of Executive, and Executive desires to continue to be employed, on the terms and conditions set forth in this Agreement.

     D. The execution and delivery of this Agreement is a condition to the Company's obligation to consummate the Merger and other transactions pursuant to the Basic Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


               1. TERM OF AGREEMENT

                    The term of this Agreement shall commence on the Effective Time (as defined in Section 2.3 of the Basic Agreement) of the Merger, and shall expire on the fifth anniversary thereof. Should the employment of Executive continue after the expiration of such period, Executive shall be subject to all personnel policies of the Company then applicable to executives without employment contracts.

               2.          EMPLOYMENT

                           2.1      POSITION

                                   The   Company   hereby   agrees   to   employ
Executive, and Executive agrees to serve, as Chief Executive Officer of the Company, with the power and authority customary for the chief executive officer of a similar corporation and such other powers and authority as may be prescribed by the Board of Directors or Bylaws of the Company. Executive also agrees to serve as a member and as Chairman of the Board of Directors of the Company and as a member of any committee of the Board of Directors to which he may be elected or appointed.

                           2.2      DUTIES

                                   Executive  agrees  to  devote  a  substantial
portion of his business time to the affairs of the Company. For this purpose, the phrase "substantial portion" shall mean all of the time, attention and effort required to perform the services necessary and appropriate for the conduct of the Company's business. It is understood that Executive may engage in other business activities, management of Executive's personal investments and similar type activities to the extent that they do not inhibit in any material way or prohibit the performance of his duties under this Agreement, or inhibit in any material way or conflict with the business of the Company.

              3.           COMPENSATION AND BENEFITS

                           3.1      SALARY

                                   The  Company  shall pay to  Executive  a base
salary of $60,000 annually in equal installments payable no less frequently than monthly. The Company shall deduct and withhold from all compensation payable to Executive all amounts required to be deducted or withheld pursuant to any present or future law, ordinance, regulation, order, writ, judgment, or decree requiring such deduction and withholding.

                           3.2      BENEFITS

                                   Subject  to  satisfaction  of the  applicable
eligibility requirements, Executive shall be entitled to all employee benefits which the Company may make generally available from time to time for its senior executive employees. Such benefits shall include without limitation those available, if any, under any group insurance, profit sharing or retirement plans or sick leave or vacation policies.

              4.           REIMBURSEMENT OF EXPENSES

                                   The  Company   shall  pay  to  or   reimburse
Executive for those travel, promotional and similar expenditures incurred by Executive which the Company determines are reasonably necessary for the proper discharge of Executive's duties under this Agreement and for which Executive submits appropriate receipts and indicates the amount, date, location and business character.

              5.           TERMINATION

                           5.1      TERMINATION WITHOUT CAUSE

                                   The Company may terminate  this Agreement and
the employment of Executive at any time for any reason, or no reason (including without limitation the Executive's disability as a result of any physical or mental condition that the Company determines will prevent Executive from performing the essential functions of the job, with or without reasonable accommodation) by giving Executive 180 days' written notice. If requested by the Company to do so, Executive shall continue to perform his duties under this Agreement during such 180 day period. This Agreement shall automatically and without further action of the Company terminate on the death of Executive.

                           5.2      TERMINATION FOR CAUSE

                                   The Company may terminate  this Agreement and
the employment of Executive at any time without prior notice for "cause" or in the event that Executive does not cure a breach of any provision of this Agreement within five days after the Company delivers demand to Executive to cure such breach. For this purpose, "cause" shall include, without limitation,
(i) Executive's insubordination, meaning the willful failure to conform to or conduct himself in accordance with the policies and standards of the Company or the refusal to perform the duties assigned pursuant to Section 2.2; (ii) the dishonesty of Executive; (iii) Executive's conviction for a felony or for fraud, embezzlement or any other act of moral turpitude; (iv) any willful violation by Executive of laws or regulations applicable to the Company's business; or
(v) Executive's gross negligence or willful misconduct in the performance of his duties under this Agreement which would adversely affect the business or reputation of the Company. A termination by Executive at any time after the occurrence of an event which would constitute cause for termination by the Company shall be considered a termination by the Company for cause.

                           5.3      TERMINATION FOR GOOD REASON

                                   Executive  may terminate  this  Agreement and
his employment for "good reason," which shall mean the continual assignment to Executive of duties and responsibilities inconsistent with his status and position as Chief Executive Officer of the Company, or any substantial alteration in the nature of Executive's duties and responsibilities that inhibits his functioning as Chief Executive Officer of the Company. Such termination shall become effective five days after Executive has given notice to the Company specifying the facts deemed to constitute "good reason," unless the Company within such five-day period has taken corrective action to eliminate the basis specified by Executive for such termination.

                           5.4      RETURN OF COMPANY PROPERTY

                                   Within  five days  after the  termination  of
employment, Executive shall return to the Company all books, records, forms, papers and writings relating to the business of the Company including without limitation proprietary or licensed computer programs, customer lists and customer data, and/or copies or duplicates thereof in Executive's possession or under Executive's control. Executive shall not retain any copies or duplicates of such property and all licenses granted to him by the Company to use computer programs or software shall be revoked.

              6.           MISCELLANEOUS

                           6.1      INJUNCTIVE RELIEF

                                   Executive  acknowledges  that the services to
be rendered under this Agreement and the items described in Section 5.4 are of a special, unique and extraordinary character, that it would be difficult or impossible to replace such services or to compensate the Company in money damages for a breach of this Agreement. Accordingly, Executive agrees and consents that if he violates any of the provisions of this Agreement, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith.

                           6.2      NONDELEGABLE DUTIES

                                   This is a contract for  Executive's  personal
services. The duties of Executive under this Agreement are personal and may not be delegated or transferred in any manner whatsoever.

                           6.3      ENTIRE AGREEMENT

                                   This  Agreement  is the  only  agreement  and
understanding between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, summaries of agreements, descriptions of compensation packages, discussions, negotiations, understandings, representations or warranties, whether verbal or written, between the parties pertaining to such subject matter.

                           6.4      GOVERNING LAW

                                   The validity, construction and performance of
this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

                           6.5      AMENDMENT AND WAIVER

                                   This  Agreement  may be amended,  modified or
supplemented only by a writing executed by each of the parties. Either party may in writing waive any provision of this Agreement to the extent such provision is for the benefit of the waiving party. No waiver by either party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by the other party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

                                 Exhibit 10.24
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                           6.6      BINDING EFFECT

                                   The provisions of this  Agreement  shall bind
and inure to the benefit of the parties and their respective successors and permitted assigns.

                           6.7      NOTICES

                                   All notices under this Agreement  shall be in
writing and shall be deemed given when delivered in person (in the Company's case, to its Secretary) or 24 hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail addressed, in case of Executive, to him at his last residential address known by the Company and, in case of the Company, to its corporate headquarters, attention of its Secretary, or to such other address as Executive or the Company may designate in writing at any time or from time to time to the other party. In lieu of notice by deposit in the U.S. mails, a party may give notice by telegram, telex or telecopy, in which case such notice shall be deemed effective upon receipt.

                           6.8      HEADINGS

                                   The Section and other  headings  contained in
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                             COMPANY:

                             STORAGE EQUITIES, INC.


                             By: /S/ RONALD L. HAVNER, JR.
                                  ---------------------------------------
                                  Ronald L. Havner, Jr.
                                  Vice President


                             EXECUTIVE:


                              /S/ B. WAYNE HUGHES
                              --------------------------------------------
                              B. WAYNE HUGHES


                                  Exhibit 10.24